 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-282217
PROSPECTUS
Lotus Technology Inc.
44,450,000 AMERICAN DEPOSITARY SHARES
Representing 44,450,000 Ordinary Shares
This prospectus relates to the potential offer and sale from time to time by Westwood Capital Group LLC, a Delaware limited liability company (we refer to Westwood Capital Group LLC as “Westwood” or the “Selling Securityholder”), of up to 44,450,000 American depositary shares, or ADSs, each representing one ordinary share, par value US$0.00001 per share, of Lotus Technology Inc., or Ordinary Share, including (i) up to 43,750,000 ADSs, or the VWAP Purchase ADSs, that we may, at our discretion, elect to issue to Westwood from time to time after the date of this prospectus, pursuant to the securities purchase agreement, or the Purchase Agreement, dated September 16, 2024, that we entered into with Westwood, and (ii) 700,000 ADSs, or the Commitment ADSs, representing 700,000 Ordinary Shares that were issued to Westwood as consideration for its irrevocable commitment to subscribe for VWAP Purchase ADSs at our direction, from time to time after the date of this prospectus, upon the terms and subject to the conditions set forth in the Purchase Agreement. The purchase price for the VWAP Purchase ADSs we may sell to Westwood will be based upon formulas set forth in the Purchase Agreement based on the then current market price of the ADSs. See the sections titled “Westwood Capital Group Committed Equity Financing” for a description of the transaction contemplated by the Purchase Agreement and “Selling Securityholder” for additional information regarding Westwood.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of ADSs by Westwood. However, we may receive up to US$350,000,000 in aggregate gross proceeds from sales of the VWAP Purchase ADSs to Westwood that we may make under the Purchase Agreement, from time to time after the date of this prospectus.
Our registration of the offer and sale of securities covered by this prospectus does not mean that Westwood will offer or sell any ADSs. Westwood may sell or otherwise dispose of the ADSs included in this prospectus in a number of different ways and at varying prices. We provide more information about how Westwood may sell the ADSs in the section entitled “Plan of Distribution.” The market price of the ADSs could decline if Westwood sells a significant portion of the ADSs or is perceived by the market as intending to sell them. See “Risk Factors — Risks Relating to the Westwood Capital Group Committed Equity Financing and This Offering.”
Westwood is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.
Westwood will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of ADSs by Westwood pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of ADSs included in this prospectus by Westwood, including legal and accounting fees. See “Plan of Distribution.”
The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the trading symbol “LOT.” On May 29, 2025, the closing price for the ADSs on Nasdaq was US$2.16.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies. See “Our Company — Implications of Being an Emerging Growth Company.”
We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Our Company — Implications of Being a Foreign Private Issuer.”

In addition, as of the date of this prospectus, Mr. Shufu Li beneficially owns more than 50% of the total voting power of our issued and outstanding Ordinary Shares. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors.
Lotus Technology Inc., or LTC, is not an operating company but a Cayman Islands holding company. We conduct our operations through our subsidiaries in China and Europe and our operations in mainland China are currently conducted by our mainland China subsidiaries. The securities registered herein are securities of LTC, not those of its operating subsidiaries. Therefore, investors in LTC are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. Prior to 2023, LTC relied on contractual arrangements among Wuhan Lotus Technology Limited Company Ltd., or the WFOE, Wuhan Lotus E-commerce Co., Ltd., the former variable interest entity which we refer to as the “former VIE,” and its nominee shareholders to direct the business operations of the former VIE and its subsidiaries. Since early 2023, we have been implementing a series of transactions to restructure our organization and business operations, which we refer to as the “Restructuring.” In connection with the Restructuring, the WFOE, the former VIE and nominee equity holders of the former VIE entered into a series of agreements, or the VIE Restructuring Agreements, pursuant to which the WFOE acquired 100% equity interest in the former VIE’s subsidiaries. As of the date of this prospectus, our operations in mainland China are conducted by our mainland China subsidiaries and we do not have any VIE structure.
The holding company structure involves unique risks to investors. As a holding company, LTC may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of subsidiaries of LTC to pay dividends or make distributions to LTC may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder LTC’s ability to conduct its business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could result in a material adverse change in LTC’s operations and cause the value of the securities of LTC to significantly decline. See “Our Company — Our Corporate History and Structure.” Our board of directors has complete discretion on whether to distribute dividends subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, our shareholders may, by ordinary resolution, declare dividends, but no dividend shall exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including our financial performance, growth prospects, and liquidity requirements. To date, no cash dividend or distributions have been made by the subsidiaries of LTC to LTC. For further details of cash and asset flows among LTC, its subsidiaries and the former VIE, see “Our Company — Cash and Asset Flows through Our Organization.” We have established cash management policies to direct how funds are transferred among LTC and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that, each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded to facilitate audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti — money laundering (AML) and know — your — customer (KYC) requirements. Unless otherwise stated or unless the context otherwise requires, references in this prospectus to (i) “LTC” are to Lotus Technology Inc., and (ii) “Lotus Tech,” “we,” “us,” “our company,” and “our” are to LTC and its subsidiaries. Unless otherwise specified, in the context of describing our business and operations in China, we are referring to the business and operations conducted by our PRC subsidiaries, and for the periods ended prior to the Restructuring, also the former VIE and its subsidiaries.
We face various risks and uncertainties relating to doing business in China. We have substantial business operations in mainland China, and we are subject to complex and evolving laws and regulations of mainland China. For example, we face risks associated with regulatory approvals on overseas offerings, anti — monopoly regulatory actions, and oversight on cybersecurity, data security and data privacy which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. The PRC government’s significant authority in regulating our operations and the PRC government’s oversight and control over offerings conducted overseas by, and foreign investment in, China — based issuers could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on April 30, 2025 or the 2024 Form 20-F.
Our securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to this determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed the mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission- Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the year ended December 31, 2024 on April 30, 2025. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in the mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page 22 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 17, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, the Selling Securityholder may, at any time and from time to time, offer and/or sell the securities described in this prospectus. This prospectus includes important information about us, the securities being offered by the Selling Securityholder and other information you should know before investing. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. Our 2024 Form 20-F is incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements.
You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the Selling Securityholder has authorized anyone to provide you with different or additional information, other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor the Selling Securityholder takes any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. Neither we nor the Selling Securityholder is making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted, nor have we or the Selling Securityholder taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to these securities and the distribution of this prospectus outside the United States.
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADAS” means advanced driver-assistance system;

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“ADRs” are to the American depositary receipts that may evidence the ADSs;

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“ADSs” are to the American depositary shares, each of which represents one Ordinary Share;

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“Amended Articles” means the sixth amended and restated memorandum and articles of association of LTC, which was adopted and became effective immediately prior to the First Effective Time;

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“BEV” means battery electric vehicle;

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“Business Combination” means all transactions contemplated by the Merger Agreement;

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“CAC” means the Cyberspace Administration of China;

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“Cayman Islands Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

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“China” or “PRC” means the People’s Republic of China;

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“Closing” means the closing of the Business Combination contemplated by the Merger Agreement;

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“Closing Date” means February 22, 2024 the day on which the Closing occurred;

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“Continental” means Continental Stock Transfer & Trust Company;

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“CSRC” means the China Securities Regulatory Commission;

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“Deliver” or “delivery,” when used in respect of the unit of vehicles we deliver, represents invoiced deliveries, including commissioned deliveries in the U.S. market, unless otherwise stated;

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“EPA” means electrical performance architecture;

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“Equiniti” means Equiniti Trust Company, LLC;

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“Etika” means Etika Automotive Sdn Bhd;

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“EU” means the European Union;

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“Euro,” “EUR,” or “€” means the legal currency of the member states participating in the European Monetary Union;

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“Exchange Act” means the Securities Exchange Act of 1934, as amended;

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“First Merger” means the merger between Merger Sub 1 and LCAA, with LCAA surviving as a wholly- owned subsidiary of LTC in accordance with the Merger Agreement;

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“former VIE” means Wuhan Lotus E-commerce Co., Ltd., the former variable interest entity of LTC prior to the Restructuring;

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“GBP” and “British pounds” means the legal currency of the United Kingdom;

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“Geely HK” means Geely International (Hong Kong) Limited, a private company incorporated under the laws of Hong Kong;

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“Geely Holding” means Zhejiang Geely Holding Group and its affiliates;

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“IPO” means LCAA’s initial public offering, which was consummated on March 15, 2021;

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“LCAA” means L Catterton Asia Acquisition Corp, a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

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“LCAA Articles” means LCAA’s second amended and restated memorandum and articles of association adopted by special resolution dated March 10, 2023, as may be amended from time to time;

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“LCAA Class A Ordinary Shares” or “LCAA Public Shares” means the Class A ordinary shares of LCAA, par value US$0.0001 per share;

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“LCAA Class B Ordinary Shares” means the Class B ordinary shares, par value US$0.0001 per share, of LCAA;

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“LCAA Founder Shareholders” means collectively, the Sponsor, and LCAA’s independent directors (Mr. Sanford Martin Litvack, Mr. Frank N. Newman and Mr. Anish Melwani);

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“LCAA Private Warrants” means the warrants sold to the Sponsor in the private placement consummated concurrently with the IPO, each entitling its holder to purchase one LCAA Public Share at an exercise price of US$11.50 per share, subject to adjustment;

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“LCAA Public Shareholders” means the holders of LCAA Class A Ordinary Shares issued as part of the Units issued in the IPO;

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“LCAA Public Warrants” means the redeemable warrants issued in the IPO, each entitling its holder to purchase one LCAA Public Share at an exercise price of US$11.50 per share, subject to adjustment;

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“LCAA Shares” means the ordinary shares of LCAA;

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“LCAA Warrants” means the LCAA Public Warrants and the LCAA Private Warrants;

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“Lotus” or “Lotus Group” means Lotus Tech and Lotus UK, taken as a whole;

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“Lotus HK” means Lotus Advanced Technology Limited, a company organized and existing under the laws of Hong Kong;

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“Lotus Tech,” “we,” “us,” “our company,” and “our” mean LTC and its subsidiaries. Unless otherwise specified, in the context of describing our business and operations in China, we are referring to the business and operations conducted by our PRC subsidiaries, and, for the periods ended prior to the Restructuring (as defined below), also the former VIE and its subsidiaries. References to the share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, auditors of “Lotus Tech” are to the share capital, securities (including shares, options and warrants), shareholders, directors, board of directors, and auditors of LTC, respectively;

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“Lotus Tech UK” means Lotus Tech Creative Centre Limited, a company incorporated in the United Kingdom;

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“Lotus UK” means Lotus Group International Limited and its subsidiaries;

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“LTC” means Lotus Technology Inc., a Cayman Islands exempted company;

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“LTC Shareholder Support Agreement” means the Shareholder Support Agreement entered into on January 31, 2023 among LCAA, LTC and certain of the shareholders of LTC;

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“LTIL” means Lotus Technology Innovative Limited, a wholly-owned subsidiary of LTC;

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“Merger Agreement” means the First Amended and Restated Agreement and Plan of Merger, dated as of October 11, 2023, by and among LCAA, LTC, Merger Sub 1 and Merger Sub 2, which amended and restated the Original Merger Agreement;

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“Merger Sub 1” means Lotus Temp Limited, a Cayman Islands exempted company;

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“Merger Sub 2” means Lotus EV Limited, a Cayman Islands exempted company;

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“Meritz” means Meritz Securities Co., Ltd., a corporation incorporated under the laws of the Republic of Korea;

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“Meritz Subscription Agreement” means the share subscription agreement entered into by and between LTC and Meritz on November 15, 2023, as amended by the amendment agreement entered into by and between LTC and Meritz on February 17, 2024.

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“Nasdaq” means The Nasdaq Stock Market LLC;

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“OEM” means original equipment manufacturer;

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“Ordinary Shares” means ordinary shares of LTC, par value US$0.00001 per share;

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“Original Merger Agreement” means the Agreement and Plan of Merger, dated as of January 31, 2023, by and among LCAA, LTC, Merger Sub 1 and Merger Sub 2;

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“Public Warrants” means the warrants to purchase Ordinary Shares at an exercise price of US$11.50 per share, which were issued on February 22, 2024 in exchange for the LCAA Public Warrants;

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“Renminbi” or “RMB” means the legal currency of China;

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“Restructuring” means a series of transactions that LTC implemented to restructure its organization and business operations in early 2023, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

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“Sponsor” means LCA Acquisition Sponsor, LP, a Cayman Islands limited partnership;

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“Sponsor Warrants” means the warrants to purchase Ordinary Shares at an exercise price of US$11.50 per share, which were issued to the Sponsor on February 22, 2024 in exchange for the LCAA Private Warrants;

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“Unit” means each unit issued by LCAA in its IPO or the exercise of the underwriter’s overallotment option, consisting of one LCAA Class A Ordinary Share and one-third of LCAA Warrant;

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“US$,” “U.S. dollars” or “dollars” means the legal currency of the United States;

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“U.K.” means the United Kingdom;

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“U.S.” means the United States of America;

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“U.S. GAAP” means accounting principles generally accepted in the United States of America;

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“VIE” means variable interest entities;

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“VWAP” means, for the ADSs as of any trading day, the dollar volume-weighted average price for the ADSs on Nasdaq during the period beginning at the official open (or commencement) of trading on Nasdaq on such trading day, and ending at the official close of trading on Nasdaq on such trading day, as reported by Bloomberg through its “AQR” function, as appropriately adjusted for any shar dividend, share split, share combination, recapitalization or other similar transaction during such period;

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“Warrant Agreement” means the Warrant Agreement dated as of March 10, 2021, between LCAA and Continental as warrant agent, as amended and assigned to LTC and Equiniti pursuant to the Assignment, Assumption and Amendment Agreement by and among LCAA, LTC, Equiniti and Continental dated as of February 22, 2024;

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“Warrants” means the Public Warrants and the Sponsor Warrants;

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“WFOE” means Wuhan Lotus Technology Limited Company, LTC’s wholly-owned PRC subsidiary; and

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“Wuhan Lotus Cars” means Wuhan Lotus Cars Co., Ltd., a company organized and existing under the laws of the People’s Republic of China.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements include all matters that are not historical facts and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “is/are likely to,” “potential,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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our unproven ability to compete in the highly competitive automotive market;

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our reliance on a variety of arrangements with Geely Holding;

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our unproven ability to maintain and strengthen the “Lotus” brand;

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our limited operating history and unproven ability to develop, manufacture and deliver high quality automobiles;

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our historical negative net cash flows from operations and its unproven ability to adequately control the costs;

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the limited number of orders for our vehicle models;

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potential delays in the manufacturing and launch of our vehicles;

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the complexity, uncertainties and changes in global regulations on automotive as well as internet- related businesses and companies, including regulations on homologations, safety, data protection and privacy, automated driving, environmental protection, recall, distribution, government incentives, batteries regulations, and end-of-life regulations;

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consumer’s demand and willingness to adopt luxury electric vehicles;

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the rapidly evolving technology in automotive industry, and ongoing development and safety of intelligent driving technology;

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cost increases, disruptions or shortage in supply of raw materials, semiconductor chips or other components, and our dependence on suppliers;

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our unproven ability to expand physical sales network cost-efficiently;

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our unproven ability to perform in line with customer expectations;

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challenges in providing charging solutions;

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business, regulatory, political, operational and financial risk in jurisdictions we operate; and

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all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2024 Form 20-F.

We caution you against placing undue reliance on forward-looking statements, which reflect current expectations and beliefs and are based on information available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find Additional Information.”
Market, ranking and industry data used throughout this prospectus, including statements regarding market size and market potential, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk factors” and “Item 5. Management’s Discussion and Analysis of Financial Condition and Results of Operation” of our 2024 Form 20-F.

OUR COMPANY
Overview
We are a leading global intelligent and luxury mobility provider that designs, develops luxury lifestyle vehicles (non-sports car vehicles for daily usage) under the iconic British brand “Lotus” and sell all Lotus branded cars. We launched our first fully electric Hyper-SUV, Eletre, in 2022, and our second lifestyle production vehicle and first hyper grand tourer (hyper-GT) vehicle, Emeya, in 2023. In addition, we plan to introduce two new models in the near future. We manufacture all BEV lifestyle models through a contract manufacturing partnership with Geely Holding, utilizing Geely Holding’s newly-constructed, state-of-the-art manufacturing facilities dedicated for EVs in Wuhan, China. We bring customers a luxury retailing experience through a digital-first, omni-channel sales model to establish and develop direct relationship with customers and covers the entire spectrum of customer experience, both physically and virtually. As of December 31, 2024, we had over 200 stores in our global distribution network. In 2024, we delivered a total of 12,134 vehicles, consisting of our lifestyle vehicles and also Lotus-brand sports cars that were distributed through LTIL.
Our first lifestyle production vehicle, Eletre, is a new breed of pure electric SUV powered by Lotus’s proprietary 800-volt EPA. Deliveries of Eletre commenced in 2023. Our second lifestyle production vehicle, Emeya, was launched in September 2023 and we began deliveries of Emeya in March 2024. We also started deliveries of Evija in 2024.
Our Strengths
We believe we benefit from a number of competitive advantages:
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Early mover in the luxury BEV market.

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Iconic brand with racing heritage.

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Proprietary next generation technology built on world class R&D capabilities.

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Asset-light business model supported by Geely Holding ecosystem.

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Focus on sustainability targeting intelligent and high-performance product portfolio.

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Luxury retailing experience and omni-channel sales model.

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Global, experienced, and visionary leadership.

Our Strategies
We are well positioned to capitalize on the growth momentum of the global luxury BEV segment by leveraging the following strategies:
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Invest in brand equity and fully transform the brand.

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Scale up and expand geographical presence.

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Develop next-generation electric vehicle technologies while monetizing Lotus’s R&D prowess.

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Continue to launch new models and upgrade existing models.

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Focus on sustainability and lead in electrification.

Our Corporate History and Structure
Our Lotus BEV business, founded in 2018, was carried out by Wuhan Lotus Cars and the Lotus BEV business unit of Ningbo Geely Automobile Research & Development Co., Ltd., or Ningbo Geely R&D, incorporated in the People’s Republic of China, Lotus Tech UK incorporated in the U.K. and Lotus Tech Innovation Centre GmbH, or Lotus GmbH, incorporated in Germany. For the periods ended prior to the Restructuring, we also carried out the Lotus BEV business through the former VIE and its subsidiaries based in mainland China. However, we restructured our company beginning in 2023 such that we no longer have any VIE structure.

On August 9, 2021, LTC was incorporated as an exempted company with limited liability in the Cayman Islands.
Through a series of steps, including transferring the assets and employees in the Lotus BEV business unit of Ningbo Geely R&D into Wuhan Lotus Cars and transferring the equity of Wuhan Lotus Cars to the WFOE, the Company gained control over WFOE through Lotus HK on December 15, 2021. The equity interests of Lotus Tech UK and Lotus GmbH were transferred to us on December 29, 2021 and June 24, 2022, respectively.
On November 4, 2021, we entered into trademark licenses agreements with a related party, Group Lotus Limited, a wholly-owned subsidiary of Lotus Group International Limited, or LGIL, pursuant to which, we received the “Lotus” trademark licenses as long as we conduct the business in relation to lifestyle vehicles (excluding sports car). We issued 216,700,000 ordinary shares as consideration for such trademark. The above reorganization was completed on June 24, 2022.
On November 12, 2021, the former VIE and a third-party established Ningbo Robotics Co., Ltd. or Ningbo Robotics, in which the former VIE held 60% equity interest. In March 2022, the former VIE transferred its 60% legal equity interest of Ningbo Robotic to its then wholly-owned subsidiary, Ningbo Lotus Venture Capital Co., Ltd.
On March 15, 2022, LTC declared a 10-for-1 stock split in the form of a stock dividend and such stock dividend is distributed to all the shareholders of LTC in proportion to their respective shareholdings in LTC. Before the stock dividend, LTC had 216,700,000 ordinary shares and 2,407,778 Series Pre-A Preferred Shares issued and outstanding with a par value of US$0.00001 per share. After the stock dividend, LTC had 2,167,000,000 ordinary shares and 24,077,780 Series Pre-A Preferred Shares issued and outstanding.
Since early 2023, LTC has been implementing the Restructuring. As of the date of this prospectus, LTC’s operations in mainland China are conducted by its mainland China subsidiaries and LTC does not have any VIE structure.
On February 22, 2024, LTC consummated the Business Combination with LCAA, pursuant to the Merger Agreement. LCAA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On February 23, 2024, our ADSs and Warrants were listed on The Nasdaq Global Select Market under the symbol “LOT” and “LOTWW,” respectively.
On April 14, 2025, Geely HK exercised its put option, requiring us to purchase 51% of the equity interests in Lotus Advance Technologies Sdn Bhd pursuant to the Put Option Agreement dated January 31, 2023. Closing of the Geely HK put option could be subject to approvals of governmental authorities in various jurisdictions and is currently expected to take place in 2025. The exercise price is expected to be settled with Ordinary Shares. Lotus Advance Technologies Sdn Bhd controls the manufacturing operations for Lotus’ sportscars and hyper cars, and Lotus Engineering which provides comprehensive consultancy services to many of the OEMs and Tier 1 suppliers around the world. Upon completion, we will gain control over Lotus Advance Technologies Sdn Bhd and consolidate its financial results. The strategic transaction will enable us to integrate all businesses under the Lotus brand.
The following diagram illustrates our corporate structure, including our principal and other subsidiaries as of the date of this prospectus:

Recent Developments
Our board of directors has appointed Dato’ Sri Amrin Awaluddin as a director effective from May 30, 2025.
On May 30, 2025, Ningbo Lotus Venture Capital Co., Ltd., or Ningbo Lotus, a wholly-owned subsidiary of the Company, entered into an equity transfer agreement, or the Wuxi InfiMotion Equity Transfer Agreement, with Zhejiang Geely Powertrain Co., Ltd. pursuant to which Ningbo Lotus agrees to sell, and Zhejiang Geely Powertrain Co., Ltd. agrees to purchase, all of Ningbo Lotus’ 17.5% equity interest in Wuxi InfiMotion Technology Co., Ltd., a company incorporated in China, for a total cash consideration of RMB420 million. The closing of the transaction is subject to customary closing conditions.
Our Holding Company Structure
LTC is not an operating company but a Cayman Islands holding company. LTC conducts its operations through its subsidiaries in China and Europe, and for the periods ended prior to the Restructuring, also through the former VIE and its subsidiaries based in mainland China. Following the Restructuring, our operations in mainland China are currently conducted by our mainland China subsidiaries. The securities registered herein are securities of LTC, not those of its operating subsidiaries. Therefore, investors in LTC are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company.
LTC conducts its operations through its subsidiaries in China and Europe and its operations in mainland China are currently conducted by its mainland China subsidiaries. Prior to 2023, LTC relied on contractual arrangements among the WFOE, the former VIE and its nominee shareholders to direct the business operations of the former VIE and its subsidiaries. As a result, for the periods ended prior to the Restructuring, the former VIE’s financial results are consolidated in our consolidated and combined financial statements under the U.S. GAAP for accounting purposes.
In connection with the Restructuring, the WFOE, the former VIE, and nominee shareholders of the former VIE entered into the VIE Restructuring Agreements in early 2023, pursuant to which, (i) WFOE acquired 100% equity interest in Ningbo Lotus Venture Capital Co., Ltd. and Hangzhou Lotus Technology Service Co., Ltd., each being a subsidiary of the former VIE; (ii) except for the ICP license, all of the former VIE’s assets and liabilities, including its business contracts, intellectual properties and employees, were transferred to the WFOE or subsidiaries of the WFOE at nil consideration; and (iii) the VIE Agreements were terminated. As of the date of this prospectus, our operations in mainland China are conducted by our mainland China subsidiaries and we do not have any VIE structure. We believe that the Restructuring did not and will not have any material impact on our operations and financial results.
Risks and Uncertainties Relating to Doing Business in China
We face various risks and uncertainties related to doing business in mainland China. Our business operations are primarily conducted in mainland China, and we are subject to complex and evolving laws and regulations in mainland China. For example, we face risks associated with regulatory approvals on offshore offerings, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. stock exchange. These risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information — D. Risks Relating to Doing Business in China” in our 2024 Form 20-F.
PRC government has significant authority in regulating our operations and may influence our operations. It may exert more oversight and control over offerings conducted overseas by, and/or foreign investment in, China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in our operations and the value of our securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies” in our 2024 Form 20-F.
The Holding Foreign Companies Accountable Act
Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be so identified following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2024 on April 30, 2025. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission- Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” in our 2024 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business in mainland China primarily through our PRC subsidiaries. Our operations in mainland China are governed by laws and regulations of mainland China. As of the date of this prospectus, our PRC subsidiaries have obtained all material licenses and permits necessary for business operations from the PRC government authorities.
If (i) we do not receive or maintain any required permissions or approvals, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, there is no assurance that we will be able to obtain such permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our business, financial condition and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies” in our 2024 Form 20-F.
In addition, the PRC government has recently sought to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For more detailed information, see “Permission, Review and Filing Required from the Authorities in Mainland China Relating to this Offering” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2024 Form 20-F.
Cash and Asset Flows through Our Organization
LTC is a holding company with no operations of its own. LTC currently conducts its operations through its subsidiaries in China and Europe. As a result, although other means are available for us to obtain financing at the holding company level, LTC’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by its subsidiaries. If any of its subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to LTC. In addition, its PRC subsidiaries are permitted to pay dividends to LTC only out of their accumulated after-tax-profits upon satisfaction of statutory conditions and procedures, if any, as determined in accordance with PRC accounting standards and regulations. Further, its PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
LTC’s board of directors has complete discretion on whether to distribute dividends subject to its memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, LTC’s shareholders may, by ordinary resolution, declare dividends, but no dividend shall exceed the amount recommended by LTC’s board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including LTC’s financial performance, growth prospects, and liquidity requirements. To date, other than the 10-for-1 stock split in the form of a stock dividend declared on March 15, 2022, LTC has not declared or paid any dividend to its shareholders. We expect that LTC will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that LTC will pay any cash dividends in the foreseeable future.
As a Cayman Islands exempted company and offshore holding company, LTC is permitted under laws and regulations of mainland China to provide funding to its wholly foreign-owned subsidiaries in mainland China only through loans or capital contributions, subject to the applicable governmental registration and approval requirements. In addition, LTC’s wholly foreign-owned subsidiaries in mainland China may provide RMB funding to their respective subsidiaries only through capital contributions and inter-company loans.
Under laws and regulations of mainland China, LTC’s PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to LTC. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of its PRC subsidiaries. Furthermore, cash transfers from LTC’s PRC subsidiaries to entities outside of mainland China are subject to PRC governmental control on currency conversion. As a result, the funds in its PRC subsidiaries in mainland China may not be available to fund operations or for other use outside of mainland China due to interventions in, or the imposition of restrictions and limitations on, the ability of the holding company, or its subsidiaries by the PRC government on such currency conversion. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively” in our 2024 Form 20-F.

Under laws of mainland China, LTC may provide funding to its PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration that LTC is not able to make direct capital contribution.
We have established cash management policies to direct how funds are transferred among LTC and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded, facilitating audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering (AML) and know-your-customer (KYC) requirements.
For the years ended December 31, 2024, 2023 and 2022, Lotus Technology Inc. provided loans with principal amount of US$94.6 million, US$231.6 million and US$5.9 million to its subsidiaries, and made capital contribution of US$915.6 million, US$302.3 million and US$94.7 million to its subsidiaries.
For the years ended December 31, 2024, 2023 and 2022, the WFOE provided loans with principal amount of US$659.6 million, US$316.7 million and US$49.6 million to its subsidiaries, and made capital contribution of US$48.0 million, US$22.3 million and US$137.2 million to its subsidiaries. For the years ended December 31, 2024, 2023 and 2022, the WFOE repaid loans borrowed from the other subsidiaries in the amounts of US$303.4 million, including US$132.8 million in cash and US$170.6 million by offsetting of claims and debts, US$71.8 million and nil, respectively.
For the years ended December 31, 2024, 2023 and 2022, the WFOE collected advances of nil, nil and US$10.6 million from the former VIE.
For the years ended December 31, 2024, 2023 and 2022, nil, US$1.7 million and US$3.3 million of service fees were paid by the former VIE and its subsidiaries to the subsidiaries of Lotus Technology Inc.
For the years ended December 31, 2024, 2023 and 2022, the other subsidiaries provided loans with principal amount of US$514.8 million, US$180.5 million and nil to the WFOE, repaid loans of US$65.3 million, US$186.1 million and nil to Lotus Technology Inc., repaid loans of US$335.6 million, US$150.9 million and nil to the WFOE, and made capital contribution of US$564.3 million, US$89.4 million and nil to the WFOE.
Permission, Review and Filing Required from the Authorities in Mainland China Relating to Overseas Offering
The PRC government has recently sought to exert more oversight and control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. On July 6, 2021, PRC authorities promulgated the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies. Effective measures, such as promoting the establishment of regulatory systems, are to be taken to deal with the risks and incidents of mainland China-based overseas- listed companies, cybersecurity and data privacy protection requirements and similar matters. The revised Measures for Cybersecurity Review issued by CAC and several other administrations on December 28, 2021 (which took effect on February 15, 2022) also requires that, in addition to critical information infrastructure operators purchasing network products or services that affect or may affect national security, any “online platform operator” carrying out data processing activities that affect or may affect national security should also be subject to a cybersecurity review, and any “online platform operator” possessing personal information of more than one million users must apply for a cybersecurity review before its listing overseas. In the event a member of the cybersecurity review working mechanism is of the opinion that any network product or service or any data processing activity affects or may affect national security, the Office of Cybersecurity Review shall report the same to the Central Cyberspace Affairs Commission for its approval under applicable procedures and then conduct cybersecurity review in accordance with the revised Measures for Cybersecurity Review. In addition, on September 24, 2024, the State Council of China published the Regulations on Network Data Security Administration, which became effective on January 1, 2025. These regulations provide that data processing operators engaging in network data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. “Network data processing activities” refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.
Further, according to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, issued by CSRC on February 17, 2023 (we refer to the Overseas Listing Trial Measures and these guidelines collectively as the “Overseas Listing Filing Rules”), the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies published by CSRC on February 17, 2023, or the Notice on the Overseas Listing Filing, and the set of Q&A published on CSRC’s official website, Lotus Tech is required to complete the filing procedures with CSRC in connection with the Business Combination as required by the Overseas Listing Filing Rules prior to the listing of its securities on Nasdaq. Lotus Tech submitted a filing with CSRC with respect to the Business Combination, and on February 8, 2024, CSRC concluded the filing procedures and published the filing results on the CSRC website. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. The reporting entity will also be required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with CSRC within three business days thereafter.
As of the date of this prospectus, Lotus Tech has not been involved in any investigations on cybersecurity review initiated by CAC and Lotus Tech has not received any official inquiry, notice, warning, or sanctions regarding cybersecurity and overseas listing from CAC, CSRC or any other PRC authorities, except for official inquiries and notices received from CSRC during the process of the CSRC filing made in connection with (i) the Business Combination and (ii) the issuance of ADSs to Westwood pursuant to the Purchase Agreement. Based on the opinion of our mainland China legal counsel, Han Kun Law Offices, according to its interpretation of the currently in-effect mainland China laws and regulation, Lotus Tech believes that, as of the date of this prospectus, (i) it is required to make a CSRC filing after the completion of issuance of ADSs to Westwood pursuant to the Purchase Agreement, for which Lotus Tech has submitted a filing with the CSRC on September 24, 2024 and it is under review by the CSRC, and (ii) this offering does not require the application or completion of any cybersecurity review from PRC governmental authorities, including CAC. However, given (i) the uncertainties with respect to the enactment, implementation, and interpretation of the Overseas Listing Filing Rules and laws and regulations relating to data security, privacy, and cybersecurity; and (ii) that the PRC government authorities have significant discretion in interpreting and implementing statutory provisions in general, it cannot be assured that PRC government authorities will not take a contrary position or adopt different interpretations, or that there will not be changes in the regulatory landscape. In other words, a cybersecurity review and the approval from or filing with CSRC, CAC, or other government authorities may be required in connection with this offering.
If (i) Lotus Tech does not receive or maintain any required permission, or fails to complete any required review or filing, (ii) Lotus Tech inadvertently conclude that such permission, review or filing is not required, or (iii) applicable laws, regulations, or interpretations change such that it becomes mandatory for Lotus Tech to obtain any permission, review or filing in the future, Lotus Tech may have to expend significant time and costs to comply with these requirements. If Lotus Tech is unable to do so, on commercially reasonable terms, in a timely manner or otherwise, it may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against it, and other forms of sanctions, and Lotus Tech’s ability to conduct its business, invest into China as foreign investments or accept foreign investments, complete this offering, or list on a U.S. or other overseas exchange may be restricted, and its business, reputation, financial condition, and results of operations may be materially and adversely affected. Further, Lotus Tech’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of Lotus Tech’s securities may significantly decline. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies,” and “— The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2024 Form 20-F.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the JOBS Act, and we will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the first sale of our Ordinary Shares pursuant to an effective registration statement; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our common equity that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.
As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Implications of Being a Foreign Private Issuer
We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
Implications of Being a Controlled Company
As of the date of this prospectus, Mr. Shufu Li indirectly owns more than 50% of the aggregate voting power of our total issued and outstanding share capital. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Securities — As a company incorporated in the Cayman Islands and a “controlled company” within the meaning of the Nasdaq corporate governance rules, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies or rely on exemptions that are available to a “controlled company”; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards” in our 2024 Form 20-F.
Our Corporate Information
LTC was incorporated as an exempted company in accordance with the laws and regulations of the Cayman Islands on August 9, 2021. The mailing address of our principal executive office is No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China, and our phone number is +86 21 5466-6258. Our corporate website address is www.group-lotus.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Summary of Risk Factors
Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business and Industry
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The automotive market is highly competitive, and we may not be successful in competing in this industry.

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Our reliance on a variety of arrangements with Geely Holding, such as agreements related to research and development, procurement, manufacturing, engineering, and IT and human resource related supporting service, could subject us to risks.

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We may not succeed in continuing to maintain and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

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We have a limited operating history and our ability to develop, manufacture, and deliver automobiles of high quality and appeal to customers, on schedule, and on a large scale is unproven and still evolving.

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We have not been profitable and had negative net cash flows from operations. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, we may not be able to continue as a going concern.

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Forecasts and projections of our operating and financial results relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from those forecasted or projected.

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We have received a limited number of orders for our vehicles, some of which may be cancelled by customers despite their deposit payment and online confirmation.

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We currently depend on revenues generated from a limited number of vehicle models.

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Heightened tensions in international trade and investment, especially between the United States and China, may adversely impact our business, financial condition, and results of operations.

Risks Relating to Doing Business in China
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The PRC government has significant oversight over our business and authority to influence and intervene in our operations as the government deems appropriate to advance regulatory and societal goals and policy positions. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
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We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies.

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The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

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The PCAOB had historically been unable to inspect our auditor in relation to their audit work.

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Our securities may be prohibited from trading in the U.S. under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

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Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in our operations and the value of its securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the legal system and changes in laws and regulations in mainland China could adversely affect us” in our 2024 Form 20-F.

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We are subject to laws and regulations of mainland China restricting capital flows which may affect our liquidity. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “— Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Form 20-F.

Risks Relating to Intellectual Property and Legal Proceedings
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We may need to defend ourselves against intellectual property right infringement, misappropriation, or other claims, which may be time-consuming and would cause us to incur substantial costs.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

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As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Relating to the Westwood Capital Group Committed Equity Financing, This Offering and Our Securities
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It is not possible to predict the actual number of ADSs we will sell under the Purchase Agreement to Westwood, or the actual gross proceeds resulting from those sales.

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The issuance of ADSs to Westwood will cause dilution to existing holders of our securities, and the sale of the ADSs acquired by Westwood, or the perception that such sales may occur, could cause the price of our securities to fall.

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Investors who purchase ADSs at different times will likely pay different prices.

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We may not have access to the full amount available under the Purchase Agreement.

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Our management team will have broad discretion over the use of the net proceeds from our sale of ADSs to Westwood, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

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If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, the price for our ADSs and the trading volume could decline significantly.

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Resales of our securities by our securityholders may cause the market price of our securities to drop significantly, even if our business is doing well.

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The trading prices of our ADSs and Warrants may be volatile and a market for our ADSs may not develop, which would adversely affect the liquidity and price of our ADSs.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Share Capital” section and “Description of American Depositary Shares” section of this prospectus contains a more detailed description of our Ordinary Shares and ADSs. The “Westwood Capital Group Committed Equity Financing” section of this prospectus contains a more detailed description of the transaction contemplated by the Purchase Agreement.
On September 16, 2024, we entered into the Purchase Agreement with Westwood, pursuant to which Westwood has committed to purchase up to US$350 million of ADSs, or the Total VWAP Purchase Commitment, at our direction from time to time after the date of this prospectus, subject to the satisfaction of certain conditions set forth in the Purchase Agreement. Also on September 16, 2024, we entered into a registration rights agreement, or the Registration Rights Agreement, with Westwood pursuant to which we have filed with the SEC the registration statement that includes this prospectus. This prospectus relates to the potential offer and sale from time to time by Westwood of up to 44,450,000 ADSs, including (i) up to 43,750,000 VWAP Purchase ADSs that we may, at our discretion, elect to issue to Westwood from time to time after the date of this prospectus, pursuant to the Purchase Agreement, and (ii) 700,000 Commitment ADSs, representing 700,000 Ordinary Shares that were issued to Westwood as consideration for Westwood’s irrevocable commitment to subscribe for ADSs at our direction, from time to time after the date of this prospectus, upon the terms and subject to the conditions set forth in the Purchase Agreement.
The sales of ADSs by us to Westwood under the Purchase Agreement will be subject to certain limitations and may occur, from time to time at our sole discretion during a commitment period of approximately 36 months following the date of the Purchase Agreement, or the ELOC Closing Date, and only, upon the initial satisfaction of all conditions to Westwood’s purchase obligations set forth in the Purchase Agreement including that the registration statement that includes this prospectus covering the resale by Westwood of ADSs that may be issued under the Purchase Agreement is declared effective by the SEC. We refer to such commencement of the sale of ADSs as the “Commencement,” and the date on which the Commencement occurs as the “Commencement Date”, which occurred on October 28, 2024. We have the right, but not the obligation, from time to time at our sole discretion, to direct Westwood to purchase, each a VWAP Purchase, certain amounts of the ADSs, subject to certain limitations in the Purchase Agreement, that we specify in purchase notices that we may deliver to Westwood under the Purchase Agreement. The purchase price of the ADSs that we may direct Westwood to purchase in a VWAP Purchase will be equal to the product of (A) the lowest daily VWAP during the three (3) consecutive trading days, each such period a VWAP Purchase Valuation Period, beginning on the trading day on which Westwood has received the applicable purchase notice for such VWAP Purchase, or the VWAP Purchase Exercise Date, multiplied by (B) 0.970. There is no upper limit on the price per share that Westwood could be obligated to pay for the ADSs under the Purchase Agreement. The purchase price per ADS to be sold in a VWAP Purchase will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Valuation Period for such VWAP Purchase.
Westwood has no right to require us to sell any ADSs to Westwood, but Westwood is obligated to make purchases as directed by us, subject to the satisfaction of conditions set forth in the Purchase Agreement at Commencement and thereafter at each time that we may direct Westwood to purchase ADSs under the Purchase Agreement. Actual sales of ADSs to Westwood will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the ADSs and determinations by us as to the appropriate sources of funding for us and our operations.
To date, we have issued and sold 215,500 ADSs to Westwood as VWAP Purchase ADSs pursuant to the Purchase Agreement.
The Purchase Agreement also prohibits us from directing Westwood to purchase any ADSs if those Ordinary Shares underlying those ADSs, when aggregated with all other Ordinary Shares then beneficially owned by Westwood (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Westwood beneficially owning more than 4.99% of the outstanding Ordinary Shares. We refer to this limitation as the “Beneficial Ownership Limitation.” Under the Purchase Agreement Westwood may, in its sole discretion and upon not less than 61 days’ prior notice to us, elect to increase the Beneficial Ownership Limitation to permit it to beneficially own up to 9.99% of our outstanding Ordinary Shares.
The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell ADSs to Westwood.
There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement. Westwood has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the ADSs during the term of the Purchase Agreement.
The Purchase Agreement will automatically terminate upon the earliest of (i) the first day of the month following the 36-month anniversary of the ELOC Closing Date, (ii) the date on which Westwood’s has purchased the Total VWAP Purchase Commitment worth of ADSs under the Purchase Agreement, or (iii) the occurrence of certain other events set forth in the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon one trading day’s prior written notice to Westwood subject to certain conditions as set out in the Purchase Agreement. Neither we nor Westwood may assign or transfer its rights and obligations under the Purchase Agreement.
As consideration for Westwood’s commitment to purchase the ADSs upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we issued 700,000 Ordinary Shares, or the Commitment Ordinary Shares, to Westwood on September 19, 2024. Westwood has agreed that the total amount of Commitment ADSs it will sell on any trading day will not exceed 10% of the average daily trading volume in the ADSs on Nasdaq during the five trading days immediately preceding such trading day.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and the depositary and may be subject to limitations agreed upon by the contracting parties.
We do not know what the purchase price for the ADSs will be and therefore cannot be certain as to the number of ADSs we might issue to Westwood under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to US$350 million of the ADSs to Westwood, only 44,450,000 ADSs are being registered for resale by Westwood under this prospectus, which represents (i) the 700,000 Commitment ADSs representing the Commitment Ordinary Shares that we issued to Westwood under the Purchase Agreement and (ii) up to 43,750,000 ADSs, representing 43,750,000 Ordinary Shares that may be issued to Westwood, if and when we elect to sell ADSs to Westwood under the Purchase Agreement. Depending on the market prices of the ADSs at the time we elect to issue and sell ADSs to Westwood under the Purchase Agreement, we may need to register for resale under the Securities Act additional ADSs in order to receive aggregate gross proceeds equal to the US$350 million Total VWAP Purchase Commitment available to us under the Purchase Agreement. If Ordinary Shares represented by all of the 44,450,000 ADSs offered by Westwood for resale under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 6.6% of the total number of Ordinary Shares outstanding as of the date of this prospectus (including 215,500 Ordinary Shares underlying 215,500 ADSs we have issued and sold to Westwood as VWAP Purchase ADSs pursuant to the Purchase Agreement). If we elect to issue and sell more than the 44,450,000 ADSs offered under this prospectus to Westwood, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional ADSs, which could cause additional substantial dilution to holders of our securities. The number of ADSs ultimately offered for resale by Westwood is dependent upon the number of ADSs we may elect to sell to Westwood under the Purchase Agreement.
There are substantial risks to holders of our securities as a result of the sale and issuance of ADSs to Westwood under the Purchase Agreement. These risks include substantial dilution, significant declines in the price of our securities and our inability to draw sufficient funds when needed. See “Risk Factors.” Issuances of ADSs under the Purchase Agreement will not affect the rights or privileges of existing holders of our securities, except that the economic and voting interests of each such holder will be diluted as a result of any such issuance. Although the number of securities that existing holders of our securities own will not decrease, the securities owned by each such holder will represent a smaller percentage of our total outstanding shares after any such issuance to Westwood.
See the sections titled “Westwood Capital Group Committed Equity Financing” for a description of the transaction contemplated by the Purchase Agreement and “Selling Securityholder” for additional information regarding Westwood.

SECURITIES OFFERED
ADSs offered by Westwood . . . .
700,000 Commitment ADSs representing the Commitment Ordinary Shares issued to Westwood on September 19, 2024. We have not and will not receive any cash proceeds from the issuance of the Commitment ADSs.
Up to 43,750,000 VWAP Purchase ADSs we may sell to Westwood under the Purchase Agreement from time to time.
Ordinary Shares outstanding prior to this offering . . . . . . .
678,244,338 Ordinary Shares, including 215,500 Ordinary Shares underlying 215,500 ADSs we have issued and sold to Westwood as VWAP Purchase ADSs pursuant to the Purchase Agreement and excluding Ordinary Shares issued to Deutsche Bank Trust Company Americas, the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans.
Ordinary Shares outstanding after this offering . . . . . . . . .
722,694,338 Ordinary Shares, including 215,500 Ordinary Shares underlying 215,500 ADSs we have issued and sold to Westwood as VWAP Purchase ADSs pursuant to the Purchase Agreement and excluding Ordinary Shares issued to Deutsche Bank Trust Company Americas, the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans, assuming the sale of a total of 43,750,000 VWAP Purchase ADSs to Westwood and including the 700,000 Commitment ADSs representing the Commitment Ordinary Shares issued to Westwood. The actual number of Ordinary Shares outstanding after this offering will vary depending upon the actual number of VWAP Purchase ADSs we sell to Westwood under the Purchase Agreement.
Use of proceeds . . . . . . . . . . . .
We will not receive any proceeds from the sale of ADSs included in this prospectus by Westwood. We may receive up to US$350 million aggregate gross proceeds under the Purchase Agreement from sales of VWAP Purchase ADSs that we elect to make to Westwood pursuant to the Purchase Agreement from time to time in our sole discretion.
Any proceeds that we receive from the sales of VWAP Purchase ADSs to Westwood under the Purchase Agreement will be used for product innovation, development of next-generation automobility technologies, expansion of global distribution network and general corporate purposes. See “Use of Proceeds.”
Market for ADSs . . . . . . . . . . .
The ADSs are listed on Nasdaq under the trading symbol “LOT”.
Risk factors . . . . . . . . . . . . . .
Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.
Depositary . . . . . . . . . . . . . . .
Deutsche Bank Trust Company Americas.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
Risks Relating to the Westwood Capital Group Committed Equity Financing and This Offering
It is not possible to predict the actual number of ADSs we will sell under the Purchase Agreement to Westwood, or the actual gross proceeds resulting from those sales.
Westwood has committed to purchase up to US$350 million in ADSs under the Purchase Agreement, subject to certain limitations and conditions set forth therein. VWAP Purchase ADSs that may be issued under the Purchase Agreement may be sold by us to Westwood at our discretion from time to time, during a commitment period of approximately 36 months from the ELOC Closing Date.
We generally have the right to control the timing and amount of any sales of ADSs to Westwood under the Purchase Agreement. Sales of ADSs, if any, to Westwood under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Westwood all, some or none of the ADSs that may be available for us to sell to Westwood pursuant to the Purchase Agreement.
Because the purchase price per share to be paid by Westwood for the ADSs that we may elect to sell to Westwood under the Purchase Agreement, if any, will fluctuate based on the market prices of the ADSs during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of ADSs that we will sell to Westwood under the Purchase Agreement, the purchase price per ADS that Westwood will pay for ADSs purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Westwood under the Purchase Agreement, if any.
Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of US$350 million of ADSs, only 44,450,000 ADSs are being registered for resale by Westwood under the registration statement that includes this prospectus, consisting of (i) 700,000 Commitment ADSs representing the Commitment Ordinary Shares that we issued to Westwood pursuant to the Purchase Agreement as consideration for its commitment to purchase the ADSs under the Purchase Agreement and (ii) up to 43,750,000 VWAP Purchase ADSs that we may elect to sell to Westwood, in our sole discretion, from time to time under the Purchase Agreement. If we elect to sell to Westwood all of the 43,750,000 VWAP Purchase ADSs being registered for resale under this prospectus that are available for sale by us to Westwood in Purchases under the Purchase Agreement, depending on the market prices of the ADSs during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such ADSs may be substantially less than the US$350 million Total VWAP Purchase Commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.
If it becomes necessary for us to issue and sell to Westwood under the Purchase Agreement more than the ADSs being registered for resale under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to the Total VWAP Purchase Commitment of US$350 million under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Westwood of any such additional ADSs we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective before we may elect to sell any additional ADSs to Westwood under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of ADSs in addition to the ADSs being registered for resale by Westwood under this prospectus could cause additional substantial dilution to holders of our securities. The number of ADSs ultimately offered for sale by Westwood is dependent upon the number of ADSs, if any, we ultimately sell to Westwood under the Purchase Agreement.
The issuance of ADSs to Westwood will cause dilution to existing holders of our securities, and the sale of the ADSs acquired by Westwood, or the perception that such sales may occur, could cause the price of our securities to fall.
The purchase price for the ADSs that we may issue to Westwood under the Purchase Agreement will fluctuate based on the price of the ADSs. Depending on a number of factors, including market liquidity, sales of such ADSs may cause the price of our securities to fall. If and when we do issue ADSs to Westwood, Westwood may resell all, some, or none of those ADSs at its discretion, subject to the terms of the Purchase Agreement. Therefore, issuances of ADSs to Westwood by us will result in dilution to the interests of other holders of our securities.
Investors who purchase ADSs at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold to Westwood. If and when we do elect to sell ADSs to Westwood pursuant to the Purchase Agreement, Westwood may resell all, some or none of such ADSs at any time or from time to time in its discretion and at different prices. As a result, investors who purchase ADSs from Westwood in this offering at different times will likely pay different prices for those ADSs, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the ADSs they purchase from Westwood in this offering as a result of future sales made by us to Westwood at prices lower than the prices such investors paid for their ADSs in this offering.
We may not have access to the full amount available under the Purchase Agreement.
We may direct Westwood to purchase up to US$350 million worth of the ADSs from time to time under the Purchase Agreement, during a commitment period of approximately 36 months from the ELOC Closing Date.
Depending on the prevailing market price of the ADSs, we may not be able to sell ADSs to Westwood for the maximum US$350 million over the term of the Purchase Agreement. Westwood will not be required to purchase any ADSs if such sale would result in Westwood’s beneficial ownership exceeding 4.99% of our then outstanding ordinary shares. Under the Purchase Agreement Westwood may, in its sole discretion and upon not less than 61 days’ prior notice to us, elect to increase the Beneficial Ownership Limitation to permit it to beneficially own up to 9.99% of our outstanding Ordinary Shares.
The extent to which we rely on Westwood as a source of funding will depend on a number of factors including the prevailing market price of the ADSs and the extent to which we are able to secure funding from other sources. If obtaining sufficient funding from Westwood were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business. Even if we sell all US$350 million of the ADSs under the Purchase Agreement to Westwood, we may still need additional capital to finance our operations and expansion plan, and we may have to raise funds through the issuance of equity or debt securities.
Our management team will have broad discretion over the use of the net proceeds from our sale of ADSs to Westwood, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management team will have broad discretion as to the use of the net proceeds from our sale of ADSs to Westwood, if any, and we could use such proceeds for purposes other than those contemplated at the date of this prospectus. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. The failure of our management team to use such funds effectively, if any, could have a negative impact on our business, financial condition, operating results and cash flows.

WESTWOOD CAPITAL GROUP COMMITTED EQUITY FINANCING
On September 16, 2024 we entered into the Purchase Agreement and the Registration Rights Agreement with Westwood, pursuant to which Westwood has committed to purchase up to US$350 million of ADSs, at our direction from time to time after the date of this prospectus, subject to the satisfaction of the conditions in the Purchase Agreement.
Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Westwood, and Westwood is obligated to purchase up to US$350 million of ADSs. Such sales of ADSs will be subject to certain limitations, and may occur from time to time at our sole discretion during a commitment period of approximately 36 months from the ELOC Closing Date, provided, that the registration statement that includes this prospectus covering the resale by Westwood of ADSs that may be issued under the Purchase Agreement, is declared effective by the SEC and the other conditions set forth in the Purchase Agreement are satisfied.
Westwood has no right to require us to sell any ADSs to Westwood, but Westwood is obligated to make purchases at our direction subject to certain conditions. Actual sales of ADSs to Westwood will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, trading price of the ADSs and determinations by us as to the appropriate sources of funding for us and our operations.
We do not know what the purchase price for the ADSs will be and therefore cannot be certain as to the number of ADSs we might issue to Westwood under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to US$350 million of the ADSs to Westwood, only 44,450,000 ADSs are being registered under the Securities Act for resale by Westwood under this prospectus, which represent the (i) 700,000 Commitment ADSs representing the Commitment Ordinary Shares that we issued to Westwood on September 19, 2024 as consideration of its irrevocable commitment to purchase ADSs under the Purchase Agreement and (ii) up to 43,750,000 ADSs that may be issued to Westwood when we sell ADS to Westwood under the Purchase Agreement. Depending on the market prices of the ADSs at the time we elect to issue and sell ADSs to Westwood under the Purchase Agreement, we may need to register for resale under the Securities Act additional ADSs in order to receive aggregate gross proceeds equal to the US$350 million Total VWAP Purchase Commitment available to us under the Purchase Agreement. If all of the 44,450,000 ADSs offered by Westwood under this prospectus were issued and outstanding as of the date hereof, such ADSs would represent approximately 6.6% of Ordinary Shares outstanding (including 215,500 Ordinary Shares underlying 215,500 ADSs we have issued and sold to Westwood as VWAP Purchase ADSs pursuant to the Purchase Agreement). If we elect to issue and sell more than the ADSs offered under this prospectus to Westwood, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional ADSs, which could cause additional substantial dilution to our securityholders. The number of ADSs ultimately offered for resale by Westwood is dependent upon the number of ADSs we may elect to sell to Westwood under the Purchase Agreement from and after the Commencement Date.
The Purchase Agreement prohibits us from directing Westwood to purchase any ADSs if those ADSs, when aggregated with all other Ordinary Shares then beneficially owned by Westwood and its affiliates, would result in Westwood and its affiliates having beneficial ownership, at any single point in time, of more than the Beneficial Ownership Limitation.
The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell ADS to Westwood. We expect that any proceeds received by us from such sales to Westwood will be used for product innovation, development of next-generation automobility technologies, expansion of global distribution network and general corporate purposes.
As consideration for Westwood’s irrevocable commitment to purchase ADSs upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we issued the Commitment Ordinary Shares to Westwood on September 19, 2024.
Purchase of ADSs Under the Purchase Agreement
Upon the Commencement we have the right, but not the obligation, from time to time at our sole discretion after the Commencement Date, during a commitment period of approximately 36 months from the ELOC Closing Date, to direct Westwood to purchase ADSs under the Purchase Agreement in such amounts that we specify in purchase notices that we deliver to Westwood under the Purchase Agreement on any trading day. The maximum number of ADS, or the VWAP Purchase Maximum Amount, that may be purchased pursuant to a VWAP Purchase is equal to the lesser of:
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the quotient obtained by dividing (A) US$100,000,000 by (B) the VWAP of the ADSs on Nasdaq on the trading day immediately preceding the applicable day Westwood receives a valid purchase notice for such VWAP Purchase, and

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the product obtained by multiplying (A) the average daily trading volume in the ADSs on the Nasdaq during the five (5) trading days immediately preceding the applicable day Westwood receives a valid purchase notice for such VWAP Purchase and (B) 0.500, provided, that the Westwood and the Company may mutually agree to waive the VWAP Purchase Maximum Amount with respect to any VWAP Purchase in the event the resale by Westwood of ADSs that may be issued under the Purchase Agreement is registered pursuant to an effective Registration Statement on Form F-3 on the date of the applicable purchase notice for a VWAP Purchase.
Westwood is obligated to accept each purchase notice prepared and timely delivered on the trading day, which we refer to as a “VWAP Purchase Exercise Date,” immediately prior to the applicable VWAP Purchase Valuation Period by us in accordance with the terms of and subject to the satisfaction of the conditions contained in the Purchase Agreement; provided that, Westwood shall not be obligated to purchase any ADSs set forth in a valid purchase notice in excess of the VWAP Purchase Maximum Amount. We may deliver a purchase notice on a VWAP Purchase Exercise Date, provided that (i) we may not deliver more than one purchase notice to Westwood on any single trading day, (ii) we may not deliver a purchase notice to Westwood on any trading day during the period commencing on the VWAP Purchase Exercise Date on which a prior purchase notice has previously been delivered by us to Westwood under the Purchase Agreement, and ending on 5:00 p.m., New York City time, on the third trading day, which we refer to as the “VWAP Purchase Settlement Date,” immediately following the applicable VWAP Purchase Exercise Date or such later trading day on which Westwood shall have received all of the VWAP Purchase ADSs subject to such prior purchase notice in electronic form as DWAC ADSs (as defined in the Purchase Agreement), (iii) all VWAP Purchase ADSs subject to all prior purchase notices previously delivered by us to Westwood have in fact been received by Westwood as DWAC ADSs prior to our delivery of such purchase notice to Westwood on such VWAP Purchase Exercise Date, (iv) we may not deliver any purchase notice if the closing price of the ADSs on the trading day prior to the applicable VWAP Purchase Exercise Date is less than US$2.00 (subject to adjustment), (v) on certain religious holidays or during the three trading days immediately prior to such religious holidays, and (vi) we may not deliver any purchase notice during the PEA Period (as defined in the Purchase Agreement).
The purchase price of ADSs that we may direct Westwood to purchase pursuant to a VWAP Purchase under the Purchase Agreement will be equal to the product of (A) the lowest daily VWAP during the three (3) consecutive trading days beginning on the applicable VWAP Purchase Exercise Date for such VWAP Purchase, multiplied by (B) 0.970; provided, that the Company will not undertake any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction during the period between a VWAP Purchase Exercise Date and a VWAP Purchase Settlement Date.
The payment for ADSs in respect of each VWAP Purchase under the Purchase Agreement will be settled on the applicable VWAP Purchase Settlement Date, as set forth in the Purchase Agreement.
To date, we have issued and sold 215,500 ADSs to Westwood as VWAP Purchase ADSs pursuant to the Purchase Agreement.
Conditions to Commencement and Delivery of Purchase Notices
Our ability to deliver purchase notices to Westwood under the Purchase Agreement is subject to the satisfaction, both at the time of Commencement, which occurred on October 28, 2024, and at the time of delivery by us of any purchase notice to Westwood, of certain conditions, all of which are entirely outside of Westwood’s control, including, among other things, the following:

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the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

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us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

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the effectiveness of this registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include ADSs that may be issued and sold by us to Westwood under the Purchase Agreement);

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the SEC shall not have issued any stop order suspending the effectiveness, prohibiting or suspending the use of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include ADSs that may be issued and sold by us to Westwood under the Purchase Agreement);

•
there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include ADSs that may be issued and sold by us to Westwood under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in light of the circumstances under which they were made) not misleading;

•
this prospectus, in final form, shall have been filed with the SEC under the Securities Act, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, shall have been filed with the SEC;

•
trading in the ADSs shall not have been suspended by the SEC or Nasdaq, we shall not have received any final and non-appealable notice that the listing or quotation of the ADSs on Nasdaq shall be terminated on a date certain (unless, prior to such date, the ADSs are listed or quoted on any of the “Eligible Markets”, which term is defined to mean The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market, the New York Stock Exchange, the NYSE American or the NYSE Arca (or any nationally recognized successor to any of the foregoing)), and there shall be no suspension of, or restriction on, accepting additional deposits of the ADSs, electronic trading or book-entry services by DTC with respect to the ADSs;

•
we shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•
the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•
the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•
no condition, occurrence, state of facts or event constituting a material adverse effect shall have occurred and be continuing;

•
any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; and

•
the receipt by Westwood of the opinions, bring-down opinions from outside counsel to us in the forms mutually agreed to by us and Westwood prior to the date of the Purchase Agreement.

No Short-Selling or Hedging by Westwood; Limitation on Sale
Westwood has covenanted that it, its affiliates and any entity managed or controlled by it shall not, directly or indirectly, engage in any short selling of our ADSs or execute any hedging transactions which establish a net short position with respect to the ADSs.
Westwood has agreed that the total amount of Commitment ADSs it will sell on any trading day will not exceed 10% of the average daily trading volume in the ADSs on Nasdaq during the five trading days immediately preceding such trading day.
Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•
the first day of the month next following the 36-month anniversary of the date of execution of the Purchase Agreement;

•
the date on which Westwood shall have purchased ADSs under the Purchase Agreement for an aggregate gross purchase price equal to its US$350 million Total VWAP Purchase Commitment under the Purchase Agreement;

•
the date on which the ADSs shall have failed to be listed or quoted on the Nasdaq Global Select Market or any other Eligible Market;

•
the date on which we commence a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against us, in each case that is not discharged or dismissed within 30 days; and

•
the date on which a custodian is appointed for us in a bankruptcy proceeding for all or substantially all of our property, or we make a general assignment for the benefit of its creditors.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon one trading day’s prior written notice to Westwood, provided that we shall have paid or caused to be paid the certain structuring and diligence fee and have issued all Commitment ADSs to Westwood prior to such termination and the registration statement that includes this prospectus and any additional registration statement we are required to file with the SEC pursuant to the Registration Rights Agreement, as applicable, shall remain effective as of the date of such termination.
We and Westwood may also terminate the Purchase Agreement at any time by mutual written consent.
Westwood also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:
•
the occurrence and continuance of a Material Adverse Effect (as defined in the Purchase Agreement);

•
the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving us;

•
(i) our failure to file with the SEC the registration statement that includes this prospectus or any additional registration statement we are required to file with the SEC pursuant to the Registration Rights Agreement, within the time periods set forth in the Registration Rights Agreement, (ii) such registration statement is not declared effective by the SEC by the applicable effectiveness deadline set forth in the Registration Rights Agreement, or (iii) our breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•
the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to Westwood for the resale of all of the ADSs included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 120 trading days in any 365-day period, other than due to acts of Westwood;
•
trading in the ADSs on the Nasdaq Global Select Market (or if the ADSs are then listed on an Eligible Market, trading in the ADSs on such Eligible Market) has been suspended for a period of three consecutive trading days; or

•
any material breach or default by us of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us.

No termination of the Purchase Agreement by us or by Westwood will become effective prior to the first trading day immediately following the applicable VWAP Purchase Settlement Date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending VWAP Purchase, and both we and Westwood have agreed to complete our respective obligations with respect to any such pending VWAP Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.
Effect of Performance of the Purchase Agreement on our Securityholders
All ADSs that may be issued or sold by us to Westwood under the Purchase Agreement that are being registered under the Securities Act for resale by Westwood in this offering are expected to be freely tradable. The ADSs being registered for resale in this offering (excluding the Commitment ADSs representing the Commitment Ordinary Shares we issued to Westwood) may be issued and sold by us to Westwood from time to time at our discretion, during a commitment period of approximately 36 months from the ELOC Closing Date. The resale by Westwood of a significant amount of ADSs registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of the ADSs to decline and to be highly volatile. See “Risk Factors — Risks Relating to the Westwood Capital Group Committed Equity Financing and This Offering.” Sales of the ADSs, if any, to Westwood under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Westwood all, some or none of the ADSs that may be available for us to sell to Westwood pursuant to the Purchase Agreement.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Westwood to purchase up to US$350 million of the ADSs, subject to certain limitations. We have registered only a portion of the ADSs that may be issuable under the Purchase Agreement and, therefore, we may seek to issue and sell to Westwood under the Purchase Agreement more ADSs than are offered under this prospectus in order to receive the aggregate gross proceeds equal to the US$350 million Total VWAP Purchase Commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act any such additional ADSs, which could cause additional substantial dilution to our securityholders. The number of ADSs ultimately offered for resale under this prospectus is dependent upon the number of ADSs we direct Westwood to purchase under the Purchase Agreement.
The following table sets forth the amount of gross proceeds we would receive from Westwood from our sale of VWAP Purchase ADSs to Westwood under the Purchase Agreement and registered under this prospectus at varying purchase prices:

Assumed Average Purchase Price Per ADS	Number of Registered ADSs to be VWAP Purchase Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Westwood(2)	Gross Proceeds from the Sale of VWAP Purchase ADSs to Westwood Under the Purchase Agreement
US$2.16(3)	43,750,000	6.1%	US$	93,187,500
US$4.00	43,750,000	6.1%	US$	175,000,000
US$5.00	43,750,000	6.1%	US$	218,750,000
US$6.00	43,750,000	6.1%	US$	262,500,000
US$8.00	43,750,000	6.1%	US$	350,000,000
US$10.00	35,000,000	6.1%	US$	350,000,000

(1)
Although the Purchase Agreement provides that we may sell up to US$350 million of the ADSs to Westwood, we are only registering 44,450,000 ADSs under this prospectus which represents: (i) 700,000 Commitment ADSs representing the Commitment Ordinary Shares that we already issued to Westwood as consideration for making the commitment under the Purchase Agreement; and (ii) an additional 43,750,000 VWAP Purchase ADSs which may be issued to Westwood in the future under the Purchase Agreement, if and when we sell VWAP Purchase ADSs to Westwood under the Purchase Agreement, and which may or may not cover all the VWAP Purchase ADSs we ultimately sell to Westwood under the Purchase Agreement, depending on the purchase price per ADS. As a result, we have included in this column only those VWAP Purchase ADSs that we are registering for resale in this offering.

(2)
The denominator is based on 678,244,338 Ordinary Shares outstanding as of the date of this prospectus, which (i) includes the 700,000 Commitment Ordinary Shares issued to Westwood and the 215,500 Ordinary Shares underlying 215,500 ADSs we have issued and sold to Westwood as VWAP Purchase ADSs pursuant to the Purchase Agreement and (ii) excludes Ordinary Shares issued to Deutsche Bank Trust Company Americas, the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans, as adjusted to include the number of ADSs set forth in the adjacent column which we would have sold to Westwood, assuming the purchase price in the first column. The numerator is based on the number of Ordinary Shares underlying ADSs issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the first column.

(3)
The closing sale price of the ADSs on May 29, 2025.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024:
As we will not receive any proceeds from the sale of the securities offered by Westwood under this prospectus, no further change is disclosed on a pro forma basis to reflect sales of shares pursuant to this prospectus.
The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.
As of December 31, 2024
(US$ in thousands)
Cash	103,072
Restricted cash	381,865
Total shareholders’ deficit	(860,226)
Debt
Short-term borrowings – third parties	602,949
Short-term borrowings – related parties	199,570
Share buyback forward liabilities	117,059
Convertible notes – current	113,910
Put option liabilities – current	309,115
Warrant liabilities – non current	3,340
Convertible notes – non current	74,246
Exchangeable notes – non current	102,999
Total capitalization*	662,962

*
Total capitalization=debt plus total shareholders’ deficit

USE OF PROCEEDS
This prospectus relates to the ADSs that may be offered and sold from time to time by Westwood. All of the ADSs offered by Westwood pursuant to this prospectus will be sold by Westwood for its own account. We will not receive any of the proceeds from these sales. We may receive up to US$350 million aggregate gross proceeds under the Purchase Agreement from any sales we make to Westwood pursuant to the Purchase Agreement. As of the date of this prospectus, we are unable to estimate the actual amount of proceeds that we may receive under the Purchase Agreement, as it will depend on a number of factors, including the frequency and prices at which we issue ADSs to Westwood, market conditions and the trading price of the ADSs, our ability to meet the conditions set forth in the Purchase Agreement, and determinations by us as to the appropriate sources of funding for our company and our operations.
We expect to use any proceeds that we receive from Westwood under the Purchase Agreement for product innovation, development of next-generation automobility technologies, expansion of global distribution network and general corporate purposes. Our expected use of net proceeds under the Purchase Agreement represents our current intentions based on our present plans and business condition, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty any or all of the particular uses for the net proceeds to be received under the Purchase Agreement, or the amounts, if any, that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds may vary depending on numerous factors, including our ability to obtain additional financing and changes we may make to our development plan. As a result, our management will have broad discretion in the application of the net proceeds, which may include uses not set forth above, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.
Westwood will pay any brokerage fees or commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY
We have not declared or paid cash dividends or made any distributions as of the date of this prospectus other than the 10-for-1 stock split in the form of a stock dividend declared on March 15, 2022. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
As a holding company, we may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) the mainland China subsidiaries may pay dividends only out of their accumulated after — tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in mainland China; (ii) each of the mainland China subsidiaries is required to set aside at least 10% of its after — tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) the mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by the mainland China subsidiary upon dividend remittance.
Under Cayman Islands Law, while there are no exchange control regulations or currency restrictions, we are also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business immediately following the date on which the dividend is paid.

SELLING SECURITYHOLDER
This prospectus relates to the possible resale from time to time by Westwood of any or all of the ADSs underlying Ordinary Shares that may be issued by us to Westwood under the Purchase Agreement. To date, we have issued and sold 215,500 ADSs to Westwood as VWAP Purchase ADSs. For additional information regarding the issuance of ADSs covered by this prospectus, see the section titled “Westwood Capital Group Committed Equity Financing” above. We are registering the ADSs pursuant to the provisions of the Registration Rights Agreement we entered into with Westwood on September 16, 2024 in order to permit Westwood to offer the ADSs for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Westwood has not had any material relationship with us within the past three years. As used in this prospectus, the terms “Westwood” or “Selling Securityholder” means Westwood Capital Group.
The table below presents information regarding Westwood and the ADSs that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by Westwood, and reflects holdings as of September 19, 2024. The number of shares in the column “Maximum Number of Shares to be Offered Pursuant to this Prospectus” represents all of the ADSs that Westwood may offer under this prospectus. Westwood may sell some, all or none of its ADSs in this offering. We do not know how long Westwood will hold the ADSs before selling them, and we currently have no agreements, arrangements or understandings with Westwood regarding the sale of any of the ADSs.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes ADSs with respect to which Westwood has voting and investment power. The percentage of Ordinary Shares beneficially owned by Westwood prior to the offering shown in the table below is based on an aggregate of 678,244,338 Ordinary Shares outstanding as of the date of this prospectus, excluding Ordinary Shares issued to Deutsche Bank Trust Company Americas, the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans. Because the purchase price of the ADSs issuable under the Purchase Agreement is determined on the applicable date of a VWAP Purchase, the number of ADSs that may actually be sold by us under the Purchase Agreement may be fewer than the number of ADSs being offered by this prospectus. The fourth column assumes the sale of all of the ADSs offered by Westwood pursuant to this prospectus.
	Number of Shares Owned Prior to Offering		Maximum Number of Shares to be Offered Pursuant to this Prospectus	Number of Shares Owned After Offering
Name of Selling Securityholder	Number(1)	Percent(2)		Number(3)	Percent(2)
Westwood Capital Group LLC(4)	700,000	*	44,450,000	—	—

*
Less than one percent.

(1)
This number represents the 700,000 Commitment ADSs representing the Commitment Ordinary Shares we issued to Westwood on September 19, 2024 in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Westwood may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Westwood’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases of ADSs are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any ADSs to Westwood to the extent such shares, when aggregated with all other ADSs then beneficially owned by Westwood, would cause Westwood’s beneficial ownership of our Ordinary Shares to exceed the 4.99% Beneficial Ownership Limitation. Under the Purchase Agreement Westwood Capital Group may, in its sole discretion and upon not less than 61 days’ prior notice to us, elect to increase the Beneficial Ownership Limitation to permit it to beneficially own up to 9.99% of our outstanding Ordinary Shares.

(2)
Applicable percentage ownership is based on 678,244,338 Ordinary Shares outstanding as of the date of this prospectus, excluding Ordinary Shares issued to Deutsche Bank Trust Company Americas, the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans.

(3)
Assumes the sale of all ADSs being offered by Westwood pursuant to this prospectus.

(4)
The business address of Westwood Capital Group LLC is 961 Broadway, Woodmere, NY 11598. Westwood Capital Group LLC’s principal business is that of a private investor. Ari Zinberg is the managing member of Westwood Capital Group LLC and has the sole voting control and investment discretion over securities beneficially owned directly by Westwood Capital Group LLC. We have been advised that neither of Mr. Zinberg or Westwood Capital Group LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zinberg as to beneficial ownership of the securities beneficially owned directly by Westwood Capital Group LLC.

PLAN OF DISTRIBUTION
The ADSs offered by this prospectus are being offered by the selling securityholder, Westwood. The ADSs may be sold or distributed from time to time by Westwood directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. To date, we have issued and sold 215,500 ADSs to Westwood as VWAP Purchase ADSs pursuant to the Purchase Agreement. The sale of the ADSs offered by this prospectus could be effected in one or more of the following methods:
•
ordinary brokers’ transactions;

•
transactions involving cross or block trades;

•
through brokers, dealers, or underwriters who may act solely as agents;

•
“at the market” into an existing market for the ADSs;

•
in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•
in privately negotiated transactions; or

•
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the ADSs may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the ADSs may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Westwood is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Westwood has informed us that it intends to use one or more registered broker- dealers to effectuate all sales, if any, of our ADSs that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Westwood has informed us that each such broker-dealer will receive commissions from Westwood that will not exceed customary brokerage commissions.
Brokers, dealers, underwriters or agents participating in the distribution of the ADSs offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the ADSs sold by Westwood through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of the ADSs sold by Westwood may be less than or in excess of customary commissions. Neither we nor Westwood can presently estimate the amount of compensation that any agent will receive from any purchasers of the ADSs sold by Westwood.
We know of no existing arrangements between Westwood or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the ADSs offered by this prospectus.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of ADSs offered by this prospectus by Westwood, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such ADSs by Westwood, any compensation paid by Westwood to any such brokers, dealers, underwriters or agents, and any other required information.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the ADSs covered by this prospectus by Westwood. As consideration for its irrevocable commitment to purchase the ADSs under the Purchase Agreement, we have issued to Westwood 700,000 Ordinary Shares as Commitment Ordinary Shares. We also have paid Westwood a diligence fee in the amount of US$150,000.

We also have agreed to indemnify Westwood and certain other persons against certain liabilities in connection with the offering of the ADSs offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Westwood has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Westwood specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
Westwood has agreed that during the term of the Purchase Agreement, neither Westwood, nor any of its agents, representatives or affiliates will directly or indirectly, (i) engage in or effect any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the ADSs or (ii) execute any share pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to the ADSs.
We have advised Westwood that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Westwood, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.
This offering will terminate on the date that all of the ADSs offered by this prospectus have been sold by Westwood.
The ADSs are currently listed on The Nasdaq Global Select Market under the symbol “LOT.”

DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of our securities includes a summary of specified provisions of the Amended Articles. This description is qualified by reference to the Amended Articles. All capitalized terms used in this section are as defined in the Amended Articles, unless elsewhere defined herein.
We are a Cayman Islands exempted company with limited liability and our affairs are governed by the Amended Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
Our authorized share capital consists of 5,000,000,000 shares of a par value of US$0.00001 each, consisting of (i) 4,500,000,000 Ordinary Shares of a par value of US$0.00001 each, and (ii) 500,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as our board of directors may determine in accordance with the Amended Articles. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.
The following are summaries of material provisions of the Amended Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares.
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable.
Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. The Amended Articles prohibit us from issuing bearer or negotiable shares. We may not issue share to bearer and Ordinary Shares are issued in registered form, which will be issued when registered in our register of members.
We will maintain a register of shareholders and a shareholder will only be entitled to a share certificate if our board of directors resolves that share certificates be issued.
Dividends
The holders of the Ordinary Shares are entitled to receive such dividends as may be declared by our board of directors subject to the Amended Articles and the Cayman Islands Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, dividends may be paid only out of profits (including retained earnings), or out of the share premium account (subject to a solvency test being met immediately following the payment of the dividend). No dividend may be declared and paid unless our directors determine that we have funds lawfully available for such purpose and that, immediately after the payment, we will be able to pay our debts as they fall due in the ordinary course of business.
Voting Rights
Voting at any meeting of shareholders will be decided by poll and not by way of a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.
Every shareholder present at a meeting of shareholders shall have one vote for each ordinary share of which he is the holder.
All questions submitted to a meeting shall be decided by an ordinary resolution except where a greater majority is required by the Amended Articles or by the Cayman Islands Companies Act. In the case of an equality of votes, the chairperson of the meeting shall be entitled to a second or casting vote.
An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, while a special resolution will require not less than two-thirds of votes cast, by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting held in accordance with the Amended Articles.

Transfer of Ordinary Shares
Subject to the restrictions contained in the Amended Articles and the rules or regulations of Nasdaq or any securities laws, any shareholders may transfer all or any of their Ordinary Shares by an instrument of transfer in any usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by our board of directors.
Subject to the rules of Nasdaq and to any rights and restrictions for the time being attached to any share, our directors may decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of a share if such transfer would breach or cause a breach of: (i) the rules of Nasdaq; or (ii) applicable law or regulation. Our directors may also decline to register any transfer of any share unless:
•
the instrument of transfer is lodged with us, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

•
a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal, including the reason for such refusal.
Liquidation
On our winding up, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders pro rata in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay the whole of the share capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them. We are a Cayman Islands exempted company incorporated with limited liability, and under the Cayman Islands Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. The Amended Articles contains a declaration that the liability of our members is so limited.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption of Ordinary Shares
Subject to the provisions of the Cayman Islands Companies Act and the Amended Articles, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as we may, by either our board of directors or by the shareholders by ordinary resolution, determine before the issue of the shares.

Variations of Rights of Shares
If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the approval of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).
General Meetings of Shareholders
We may (but shall not be obliged to) in each calendar year hold an annual general meeting. The annual general meeting shall be held at such time and place as our board of directors may determine. At least seven calendar days’ notice shall be given for any general meeting. The chairperson of our board of directors or our board of directors may call general meetings. Our board of directors must convene an extraordinary general meeting upon the requisition of shareholders holding at least one-third (1/3) of all votes attaching to all issued and outstanding shares of us that as at the date of the deposit of the requisition carry the right to vote at general meetings. One or more persons holding or representing by proxy shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present shall be a quorum for all purposes.
Inspection of Books and Records
Our board of directors will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection by shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document of us except as required by law or authorized by our board of directors or our shareholders by special resolution.
Changes in Capital
We may from time to time by ordinary resolution:
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increase our share capital by new shares of such amount as we think expedient;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

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cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve fund in any manner permitted by the Cayman Islands Companies Act.
Warrants
Each LCAA Warrant outstanding on February 22, 2024, was assumed by us and converted into a Warrant. Each Warrant has and is subject to substantially the same terms and conditions as were applicable to such LCAA Warrant immediately prior to the conversion.
Public Warrants
Each whole Warrant entitles the registered holder to purchase one Ordinary Share in the form of ADSs at a price of US$11.50 per share, subject to adjustment as discussed below, at any time, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of Ordinary Shares in the form of ADSs. This means only a whole Warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on February 22, 2029, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to issue any Ordinary Shares or ADSs pursuant to the exercise of a Warrant and have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Warrants is then effective and an annual report relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. We are not obligated to issue Ordinary Shares or ADSs upon exercise of a Warrant unless the Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.
We have filed the registration statement of which this prospectus is a part within the timeframe set forth in the Warrant Agreement and have agreed to use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current annual report relating to those Ordinary Shares until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If the ADSs are at the time of any exercise of a Warrant are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Ordinary Shares issuable upon exercise of the Warrants is not effective by the 60 day after the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, Warrant holders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption; provided that if the exemption under Section 3(a)(9) of the Securities Act, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.
In the case of a cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares (and in the form of ADSs) equal to the lesser of (A) quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” less the exercise price of the Warrants by (y) the fair market value, and (B) 0.361. The “fair market value” as used in this paragraph means the volume-weighted average price of the Ordinary Shares traded in the form of ADSs as reported during the 10-trading day period ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.
A holder of a Warrant may notify us in writing in the event we elect to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise.
Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$18.00
We may redeem the outstanding Warrants (except as described herein with respect to the Sponsor Warrants):
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in whole and not in part;

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at a price of US$0.01 per Warrant;

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upon a minimum of 30 days’ prior written notice of redemption to each Warrant holder; and

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if, and only if, the closing price of the Ordinary Shares traded in the form of ADSs equals or exceeds US$18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Warrants — Public Warrants — Anti- Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares traded in the form of ADSs may fall below the US$18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described below under the heading “— Warrants — Public Warrants — Anti-dilution Adjustments”) as well as the US$11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$10.00.
We may redeem the outstanding warrants:
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in whole and not in part;

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at US$0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Ordinary Shares (as defined below) except as otherwise described below;

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if, and only if, the closing price of the Ordinary Shares traded in the form of ADSs equals or exceeds US$10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants — Anti- Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

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if the closing price of the Ordinary Shares traded in the form of ADSs for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than US$18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”), the Sponsor Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The number of Ordinary Shares in the form of ADSs that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature is determined based on the terms of the Warrant Agreement.
Anti-dilution Adjustments
If the number of issued and outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, subdivision or similar event, the number of Ordinary Shares (in the form of ADSs) issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Ordinary Shares traded in the form of ADSs as reported during the 10-trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade in the form of ADS on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed US$0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than US$0.50 per share, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.
If the number of issued and outstanding Ordinary Shares is decreased by a consolidation or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding Ordinary Shares.
Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable in the form of ADSs upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable in the form of ADSs immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares in the form of ADSs immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant is exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 65% of the issued and outstanding Ordinary Shares, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the
Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 65% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders.
The Warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their Warrants and receive Ordinary Shares in the form of ADSs.
We have agreed that, subject to applicable law, any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any claim for which the federal district courts of the U.S. are the sole and exclusive forum.
Sponsor Warrants
Except as described below, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants.
The Sponsor Warrants will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein) except as discussed in “— Warrants — Public Warrants — Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$10.00”. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Warrants.
The Sponsor, or its permitted transferees, has the option to exercise the Sponsor Warrants on a cashless basis. If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Sponsor Warrants for that number of Ordinary Shares in the form of ADSs equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Sponsor Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Sponsor Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the Ordinary Shares traded in the form of ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of Sponsor Warrant exercise is sent to the Warrant agent.
Any amendment to the terms of the Sponsor Warrants or any provision of the Warrant Agreement with respect to the Sponsor Warrants will require a vote of holders of at least 65% of the number of the then outstanding Sponsor Warrants.
Certain Differences in Corporate Law
The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England. In addition, the Cayman Islands Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.
Mergers and Similar Arrangements.   The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non- Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Islands Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Cayman Islands Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder(s) upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended Articles provide that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including its auditors) and the personal representatives of the same (each of such person being referred to as an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Amended Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and the Amended Articles provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held, and any such resolution in writing shall be as valid and effective as if the same had been passed at a general meeting of our company duly convened and held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act does not provide shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended Articles allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, the Amended Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but the Amended Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Amended Articles, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director will also cease to be a director if he (a) becomes prohibited by applicable law from being a director, (b) becomes bankrupt or makes any arrangement or composition with his or her creditors, (c) dies or is found to be or becomes of unsound mind, (d) resigns his or her office by notice in writing to us, (e) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings, and the board resolves that his or her office be vacated; or (f) is removed from office pursuant to any other provision of the Amended Articles.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute.   As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Cayman Islands Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Amended Articles, if at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the approval of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum). The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially or adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and the Amended Articles, the Amended Articles may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by the Amended articles on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Amended Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Inspection of Books and Records.   Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records. Shareholders of Cayman Islands exempted companies like us have no general right under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by our shareholders) or obtain copies of the list of shareholders of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we intend to provide our shareholders with annual reports containing audited financial statements.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of one Ordinary Share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
•
Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the U.S. and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
•
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•
Shares.    For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

•
Elective Distributions in Cash or Shares.    If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

•
Rights to Purchase Additional Shares.    If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the U.S. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.
•
Other Distributions.    Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
Except for ordinary shares deposited by us in connection with Business Combination, no shares will be accepted for deposit during a period of six months after the date of the Closing. The six-month lock up period is subject to adjustment under certain circumstances as described in the section entitled”Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” in our 2024 Form 20-F.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities.

Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.
If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, applicable law of the Cayman Islands or the U.S., our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the NASDAQ and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees

•
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between us and the depositary.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) for the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) for any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or relating in any way to the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement govern such dispute or difference and do not in any event, preclude you from pursuing claims under the Securities Act or the Exchange Act in the United States District Court for the Southern District of New York (or such state courts if the United States District Court for the Southern District of New York lacks subject matter jurisdiction).
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Securities — ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.”
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

LEGAL MATTERS
We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the ordinary shares represented by the ADSs offered by this prospectus.
Lewis Brisbois Bisgaard & Smith LLP, has also advised us on certain United States federal securities legal matters.

EXPERTS
The consolidated and combined financial statements of Lotus Technology Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated and combined financial statements contains an explanatory paragraph that states that Lotus Technology Inc. has incurred losses since its inception and has an accumulated deficit, net current liabilities, and net cash used in operating activities that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
Lotus Technology Inc. is incorporated under the laws of the Cayman Islands. Service of process upon Lotus Technology Inc. and upon its directors and officers named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of our offerings. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.
We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
We have also been advised by our Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands; provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands are unlikely to enforce a judgment obtained from U.S. courts under civil liability provisions of U.S. securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
In addition, we have been advised by our legal counsel as to the law of mainland China that there is uncertainty as to whether courts in mainland China would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in mainland China predicated upon the securities laws of the United States or any state in the United States.
We have also been advised by our legal counsel as to the law of mainland China that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of laws in mainland China relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty or other forms of reciprocity between mainland China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. Furthermore according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment if they decide that the judgment violates the basic principles of the law in mainland China or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a court in mainland China would enforce a judgment rendered by a U.S. court or the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a post-effective amendment on Form F-3, including exhibits, to our registration statement on Form F-1 under the Securities Act with respect to the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Registered Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at https://www.sec.gov. Our website address is www.group-lotus.com. The information on, or that can be accessed through, our website is not part of this prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. You should direct requests for those documents to:
Lotus Technology Inc.
No. 800 Century Avenue Pudong
District, Shanghai People’s
Republic of China
+86 21 5466-6258

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 30, 2025 (File No. 001-41970);

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our current report on Form 6-K furnished with the SEC on May 30, 2025 (File No. 001-41970);

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the description of our securities contained in our registration statement on Form 8-A filed with the SEC on February 22, 2024, and any amendment or report filed for the purpose of updating such description;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Lotus Technology Inc.
No. 800 Century Avenue Pudong
District, Shanghai People’s
Republic of China
+86 21 5466-6258
ir@group-lotus.com